                                  B Y L A W S

                                       OF

                                MCM CORPORATION

                           Adopted December 31, 1977
                           Amended November 13, 1979
                           Amended November 17, 1983
                             Amended August 9, 1990
                             Amended July 13, 1995

                        ARTICLE 1 - STOCKHOLDERS MEETING

SECTION 1.       ANNUAL MEETINGS.

                          The regular annual meeting of the stockholders shall
be held in Raleigh, North Carolina, on such date as the Board of Directors may designate by proper resolution.

SECTION 2.       SPECIAL  MEETINGS.

                          Special meetings of the stockholders may be called at
Raleigh, North Carolina any time by resolution of the Board of Directors or of the Executive Committee or upon written request of stockholders holding twenty-five percent (25%) of the outstanding stock entitled to vote.

SECTION 3.       NOTICE OF ANNUAL AND SPECIAL MEETINGS.

                          Notice of the annual meeting and of every special or
adjourned meeting of stockholders, written or printed, shall be prepared not less than ten (10) nor more than fifty (50) days prior to the meeting.

                          In the case of an annual or substitute annual
meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of stockholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

SECTION 4.       VOTING LISTS.

                          At least ten (10) days before each meeting of
stockholders the Secretary of the Corporation shall prepare an alphabetical list of the stockholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to

                                        -73-    BYLAWS - McM
                                                Adopted December 31, 1977
                                                Amended November 13, 1979
                                                Amended November 17, 1983
                                                Amended August 9, 1990
                                                Amended July 13, 1995



such meeting, and shall be subject to inspection by any stockholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the entire time of the meeting.

SECTION 5.       VOTING.

                          Voting at any meeting of stockholders may be in
person or by written proxy duly signed and filed with the Secretary before the meeting at which said proxy is to be used. Each outstanding share shall be entitled to one vote.

                          Voting on all matters shall be by voice vote or by
show of hands unless the holders of one- tenth (1/10th) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

SECTION 6.       QUORUM.

                          A quorum at any meeting of stockholders shall consist
of a majority of the outstanding voting stock of the Corporation, represented in person or by proxy. When a quorum is present at any meeting, a majority of the voting stock thereat shall decide any question that may come before the meeting. In the absence of a quorum those present may adjourn the meeting to a future date, but until a quorum is secured, may transact no other business.

SECTION 7.       THE PRESIDING OFFICER.

                          The presiding officer of stockholders' meetings shall
be the Chairman of the Board, when present. In his absence, the next officer in due order who may be present shall preside. The due order for purposes of these Bylaws shall be Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Senior Vice President, other Vice President, Secretary and Treasurer.

                                        -74-      BYLAWS - McM
                                                  Adopted December 31, 1977
                                                  Amended November 13, 1979
                                                  Amended November 17, 1983
                                                  Amended August 9, 1990
                                                  Amended July 13, 1995


                  ARTICLE II - DIRECTOR AND DIRECTORS' MEETING

SECTION 1.       MANAGEMENT BY DIRECTORS, VACANCIES AND COMPENSATION.

                          The business and property of the Corporation shall be
managed by a Board of not less than three (3) nor more than twenty-one (21) Directors, who shall be elected at the annual meeting of stockholders and who shall serve until the adjournment of the next meeting of stockholders at which Directors are elected. The stockholders shall, by resolution, fix the number of Directors to be elected. If any stockholder so demands, election of Directors shall be by ballot.

                          Any vacancies caused by the resignation, death or
removal of a Director or Directors may be filled by the Board or by the stockholders at a special meeting called for that purpose, to serve until the adjournment of the next meeting of stockholders at which Directors are elected. Any vacancies created by an increase in the authorized number of Directors shall be filled by election of stockholders. The Directors shall be paid such fees for their attendance at such meetings of the Board of Directors and committees thereof as may be determined from time to time by the Board.

SECTION 2.       REGULAR MEETINGS.

                          The Board will meet no less frequently than one (1)
time each year at such time and place as the Board deems appropriate.

SECTION 3.       SPECIAL MEETINGS.

                          Special meetings of the Board of Directors may be
held at any time and place on call of the Chairman of the Board, the Chief Executive Officer, the President, or upon request by any four (4) Directors, or may be held at any time and place without notice upon unanimous consent of all the members of the Board, or with the presence and participation of all members at such meeting, or may be held by telephone on a conference call basis upon proper notice, and a majority of Directors are connected into the conference call and all such Directors can each hear the other Director speak.

SECTION 4.       EXECUTIVE COMMITTEE.

                          A majority of the Board may by proper resolution
designate an Executive Committee composed of not less than three (3) nor more than seven (7) Directors who shall have and exercise the powers of the Board of Directors in the management of the business affairs of the Company, except such time as the Board of Directors is in session; provided, however, that the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting, or by general rules adopted for its guidance.

                                        -75-      BYLAWS - McM
                                                  Adopted December 31, 1977
                                                  Amended November 13, 1979
                                                  Amended November 17, 1983
                                                  Amended August 9, 1990
                                                  Amended July 13, 1995


         The Chairman of the Board shall be a member of the Executive Committee.

SECTION 5.       INVESTMENT COMMITTEE.

                          A majority of the Board may by proper resolution
designate an Investment Committee composed of not less than three (3) nor more than seven (7) Directors who shall supervise and implement the investment of the funds of the Company. This committee shall report to and be responsible to the Board of Directors and the Board may direct, limit, or control said Investment Committee by resolution at any special or regular meeting or by general rules adopted for its guidance.

SECTION 6.       PERSONNEL COMMITTEE.

                          A majority of the Directors may by proper resolution
designate a Personnel Committee composed of not less than three (3) nor more than five (5) Directors. This committee shall report to the Board of Directors and shall annually act upon recommendations as to compensation of officers of the Company and also may from time to time act upon recommendations for salary adjustments for officers of the Company as the Board may from time to time direct.

SECTION 7.       AUDIT COMMITTEE.

                          A majority of the Board may, by proper resolution,
designate an Audit Committee composed of not less than three (3) nor more than five (5) Directors; such Directors shall be outside (non-management) Directors. This Committee shall recommend for appointment, or for election, the independent auditors for the corporation, review the results of the yearly audit with the independent auditors, review with the independent auditors the corporation's internal controls, review the activities of the internal auditors, and shall report to the Board on the activities and findings of the Committee and make recommendations to the Board based on the findings.

SECTION 8.       OTHER COMMITTEES.

                          A majority of the Board may, by proper resolution,
designate other special or standing committees to the extent not prohibited by law or the Charter or Bylaws of the Company. Such committees shall report to and be responsible to the Board of Directors and the Board may direct, limit, or control such committees by resolution at any special or regular meeting or by general rules adopted for guidance.

                                        -76-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995


SECTION 9.       NOTICE OF MEETINGS.

                          Notices of both regular and special meetings, except
when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than five (5) days before any such meeting, and notices of special meetings shall state the purpose thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

                          Notice of regular and special meetings may be given
by telephone not less than five (5) days before any such meeting provided that for such notice to be valid the Director must be personally contacted by telephone.

                          In case a quorum is not present at any regular or
special meeting, the Secretary may adjourn the meeting to another day and shall mail written notice or give telephone notice personally to each Director at least five (5) days before such adjourned meeting.

SECTION 10.      QUORUM.

                          A majority of the Directors in office shall
constitute a quorum for the transaction of business, and whenever a quorum is present, all acts and decisions taken by the majority of the Directors assembled shall be valid as a corporate act.

   A majority of the members of any committee shall constitute a quorum thereof.

SECTION 11.      VALIDITY OF ACTION.

                          Any action taken and assented to in writing by all
members of the Board of Directors shall be as valid and effective as if duly passed by the Board at any regular meeting or special meeting called for that purpose.


                             ARTICLE III - OFFICERS

SECTION 1.       OFFICERS OF THE CORPORATION.

                          The officers may include a Chairman of the Board, a
Chief Executive Officer, a President, one or more Vice Presidents, including Executive Vice Presidents,

                                        -77-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995

Senior Vice Presidents, or such other specially designated Vice Presidents or Assistant Vice Presidents as may be determined by the Board of Directors, a Secretary, Treasurer, Controller, General Auditor, Medical Director, Actuary, Resident Counsel, and such Assistant Secretaries, Treasurers, Medical Directors, Actuaries, and Associate and Assistant Counsel as may be deemed necessary or advisable by the Board of Directors, each of which officers, or assistants thereto, shall have such powers as may be delegated to him by the Board of Directors or Executive Committee and Bylaws. The position of any two offices except the offices of President and Secretary may be held by the same person. All officers of the Corporation, upon the first day of the month following their 65th birthday, shall retire from such office as they may then hold and they shall thereafter be ineligible to hold any office of the Corporation. The Board may waive this Bylaw provision in extraordinary circumstances.

SECTION 2.       ELECTION AND TERM.

                          Officers of the Corporation shall be elected by the
Board of Directors to serve at the pleasure thereof, or until their successors are elected. If any office is vacated during the year, the Board of Directors may fill the same for the unexpired term.

SECTION 3. DUTIES OF THE CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, AND PRESIDENT.

                          The Chairman of the Board shall perform such duties
as the Board of Directors from time to time may prescribe.

                          The Chief Executive Officer shall have direct
supervision of the affairs of the Corporation. The Chief Executive Officer shall perform all duties incident to the principal executive officer of a corporation and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall sign, with any other proper officer where appropriate, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed in behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officers or agents.

                          The President shall perform such duties as the Board
of Directors or the Chief Executive Officer from time to time may prescribe.

                                        -78-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995

SECTION 4.       DUTIES OF VICE PRESIDENTS.

                          The Vice Presidents shall perform such duties and
have such powers as the Board of Directors may prescribe.

SECTION 5.       DUTIES OF SECRETARY.

                          The Secretary shall issue notices for all meetings of
stockholders and Directors, shall keep their minutes, and shall have charge of the same; shall have charge of the corporate books and all books of account; shall keep the corporate seal; shall sign with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, instruments requiring such signature; and shall make such reports and perform such other duties as are incident to his office; or as properly required of him by the Board of Directors.

SECTION 6.       DUTIES OF THE TREASURER.

                          The Treasurer shall have the custody of all funds of
the Corporation. He shall sign or countersign such instruments as require his signature, shall perform all duties incident to his office, or as properly required of him by the Board of Directors.

SECTION 7.       ASSISTANT SECRETARIES AND TREASURERS.

                          The Assistant Secretaries and Assistant Treasurers
shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those officers, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 8.       BONDS.

                          The Board of Directors may by resolution require any
or all officers, agents and employees of the Corporation to be bonded at the expense of the Company, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

SECTION 9.       COMPENSATION.

                          The Personnel Committee of the parent company, McM
Corporation, will at least annually review and recommend to the Board the establishment of compensation,

                                        -79-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995

both direct and indirect, of all employees of this corporation where such annual compensation is in excess of specified levels established by the Board of Directors.


                               ARTICLE IV - STOCK

SECTION 1.       CERTIFICATES OF STOCK.

                          Certificates of stock shall be issued in numerical
order from the stock certificate book to each stockholder whose stock has been paid in full, be signed by the Chairman of the Board, the Chief Executive Officer, or the President and Secretary, or their duly authorized assistants, and be sealed by the Secretary with the corporate seal. A record of each certificate issued shall be kept on the stub thereof. All stock shall be fully paid and non- assessable.



SECTION 2.       TRANSFER OF STOCK.

                          Transfer of shares shall be made on the stock
transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

SECTION 3.       LOST CERTIFICATES.

                          The Board of Directors may authorize the issuance of
a new stock certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed.

SECTION 4.       UNISSUED STOCK.

                          In the case of shares authorized by the Certificate
of Incorporation, but not issued, no part of such unissued shares shall be disposed of by the Board of Directors until and unless express authorization for such disposal has been voted by the shareholders.

                                        -80-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995

SECTION 5.       TREASURY STOCK.

                          Treasury stock of the Corporation shall consist of
such issued and outstanding stock of the Corporation as may be donated by the Corporation or otherwise acquired by it and shall be held subject to disposal by the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.


                       ARTICLE V - DIVIDENDS AND FINANCE

SECTION 1.       DIVIDENDS DECLARED.

                          The Board of Directors shall, at the annual meeting,
or at such other time as they deem advisable, declare and order paid such dividends on the stock of the Corporation as in their best judgment should be paid. The Board of Directors shall have power to fix the amount to be reserved as a working capital.


SECTION 2.       BANK DEPOSITS.

                          The money of the Corporation shall be deposited in
such bank or banks as the Board of Directors shall from time to time designate, and shall be drawn out by checks signed in the name of the Corporation by such officer, officers, or employees as the Board of Directors may from time to time designate. Checks or other orders for the payment of money shall be endorsed in the name of the Corporation by such officer, officers, or employees as the Board of Directors may designate.

SECTION 3.       FISCAL YEAR.

                          Unless otherwise ordered by the Board of Directors,
the fiscal year of the Corporation shall be from January 1 through December 31.


                               ARTICLE VI - SEAL

SECTION 1.       THE CORPORATE SEAL.

                          The corporate seal of the Corporation shall consist
of concentric circles, the outer edge carving the wording: "McM Corporation."

                                        -81-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995


                            ARTICLE VII - AMENDMENTS

SECTION 1.       BYLAWS AMENDED.

                          Except as otherwise provided herein, or as precluded
by statute, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

                          The Board of Directors shall have no power to adopt a
Bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors; (3) increasing or decreasing the number of Directors; (4) classifying and staggering the election of Directors.

                          No Bylaws adopted or amended by the stockholders
shall be altered or repealed by the Board of Directors.


                         ARTICLE VIII - INDEMNIFICATION

SECTION 1.       MANNER OF INDEMNIFICATION

                          Any person who at any time serves or has served as a
director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall be entitled to indemnification or reimbursement. The director shall be entitled to indemnification or reimbursement from the corporation, and the corporation shall be bound and obligated to provide such indemnification or reimbursement to the director, to the fullest extent permitted by law, whether or not a director is "wholly successful" in the defense of any proceeding to which he was a party because he is or was a director of the corporation.
Indemnification or reimbursement shall be for (a) any expenses, including attorneys' fees, or any liabilities which he may incur or may have incurred in connection with any threatened, pending or completed action, suit or proceeding (and any appeal therein) whether civil, criminal, administrative, arbitrative or

                                        -82-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995


investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

         Expenses incurred by a director in defending any such action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification or reimbursement required by this bylaw, including, without limitation, to the extent needed, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

         Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.


                 ARTICLE IX - EXEMPTIONS FROM CERTAIN STATUTES

SECTION 1.       THE NORTH CAROLINA SHAREHOLDERS PROTECTION ACT.

                          The provisions of the North Carolina Shareholders
Protection Act, Article 9 of the North Carolina Business Corporation Act, effective July 1, 1990, shall not be applicable to this Corporation.

                                        -83-     BYLAWS - McM
                                                 Adopted December 31, 1977
                                                 Amended November 13, 1979
                                                 Amended November 17, 1983
                                                 Amended August 9, 1990
                                                 Amended July 13, 1995


SECTION 2.       THE NORTH CAROLINA CONTROL SHARE ACQUISITION ACT.

                          The provisions of the North Carolina Control Share
Acquisition Act, Article 9A of the North Carolina Business Corporation Act, effective July 1, 1990, shall not be applicable to this Corporation.

SECTION 3.       EFFECTIVE DATE.

                          This Article IX of the bylaws of the Corporation
shall be effective on and after the 9th day of August, 1990.